Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2016 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 3, 2016) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2016.

HIGHLIGHTS

•
Diamondback has increased its 2016 production guidance to a range of 34.0 to 38.0 Mboe/d, up from 32.0 to 38.0 Mboe/d, as a result of retaining its third horizontal rig and adding a second dedicated completion crew to decrease its backlog of drilled but uncompleted wells ("DUCs").

•	Diamondback’s Q1 2016 production was 38.3 Mboe/d (76% oil), up 2% from 37.6 Mboe/d (76% oil) in Q4 2015.

•
Lease operating expenses ("LOE") per boe declined 36% from $8.14/boe in the first quarter of 2015 to $5.23/boe in the first quarter of 2016. The Company has lowered its full year 2016 LOE guidance range to $5.50 to $6.50 per boe from a prior range of $6.00 to $7.00 per boe.

•	Leading-edge costs to drill, complete and equip are currently trending below $5.0 million for a 7,500 foot lateral and between $6.0 and $6.5 million for a 10,000 foot lateral well.

•	Diamondback continues to decrease drilling times and achieve new Company records:

◦	During the first quarter of 2016, the Company drilled a 9,800 foot lateral well in Howard County in less than 11 days from spud to total depth ("TD").

◦	Diamondback drilled a 7,300 foot lateral well in Spanish Trail in less than 10 days from spud to TD, a new record for the Company in Midland County.

◦	In April 2016 the Company drilled two 10,000 foot lateral wells in Andrews County in 25 days from spud of the first well to rig release of the second well.

•
Diamondback has completed a two-well pad in Glasscock County targeting the Wolfcamp A and Wolfcamp B with an average lateral length of 7,465 feet. The two wells achieved a combined average peak 30-day 2-stream initial production ("IP") rate of 2,312 boe/d (84% oil) and an average of 2,096 boe/d (83% oil) over the first 75 days of production.

•
In March 2016, Moody's reaffirmed Diamondback's B1 corporate family rating with a positive outlook. In February 2016, Standard & Poor's raised its issue-level rating on Diamondback's senior notes to BB- from B+. Standard & Poor's had previously reaffirmed Diamondback's B+ corporate credit rating.

“During the first quarter of 2016, we witnessed commodity prices falling to levels not seen in many years. As we have discussed in the past, we slow down activity when our returns to stockholders decline. As such, we completed fewer horizontal wells during the first quarter of 2016 than in any quarter since the first half of 2013. With recent improvement in oil prices, we have retained our third operated horizontal rig and picked up a second dedicated completion crew to complete our backlog of nearly 30 DUCs. Increasing activity allows us to raise the lower end of our production guidance to 34.0 Mboe/d from 32.0 Mboe/d. We anticipate some lumpiness in production during the second quarter of 2016, with the production response from the increased completion activity expected in the second half of 2016. Furthermore, we are prepared to pick up a fourth horizontal rig early in the third quarter of 2016 should oil prices continue to strengthen. We have over $230 million in cash and an undrawn revolving credit facility, and we can accelerate as commodity prices improve without stressing our balance sheet," stated Travis Stice, Chief Executive Officer of Diamondback.
Mr. Stice continued, “Roughly a third of our completed wells this year will be in Spanish Trail, where Viper owns the underlying minerals. We are pleased with the early performance of our completions in Glasscock County, which on average are tracking a one MMboe type curve, exceeding the acquisition model expectations. We continue to be encouraged by offset results in Howard County and are excited to begin completion of our wells there later this week.”
HORIZONTAL DRILLING UPDATE

In Howard County, Diamondback has drilled two three-well pads targeting the Lower Spraberry, Wolfcamp
A and Wolfcamp B intervals. The Company intends to begin frac operations on the first pad this week.

Diamondback is currently operating three horizontal rigs and is running two completion crews to work through its inventory of nearly 30 DUCs with a production response expected in the second half of this year.

Diamondback drilled 16 gross horizontal wells during the first quarter of 2016. Eight operated horizontal wells were completed in the first quarter of 2016, consisting of three Lower Spraberry wells, two Wolfcamp A wells and three Wolfcamp B wells. The Company also participated in one non-operated completion in the first quarter of 2016. Diamondback elected not to complete a number of wells during the first quarter of 2016 as a result of low commodity prices.

FINANCIAL HIGHLIGHTS
During the first quarter of 2016, the Company incurred an impairment charge of $31 million as a result of depressed commodity prices. Diamondback recorded a net loss of $33 million for the quarter.

The Company’s first quarter 2016 adjusted net income attributable to Diamondback Energy, Inc.
(a non-GAAP financial measure as defined and reconciled below) was $2 million, or $0.02 per share.

First quarter 2016 Adjusted EBITDA (as defined and reconciled below) was $58 million and first quarter 2016 revenues were $87 million.

As of March 31, 2016, Diamondback had $236 million in cash and an undrawn credit facility. The agent lender under the Company's credit facility has recently recommended a borrowing base change to $700 million from $750 million as a result of decreasing commodity prices. The Company has again elected to limit the lenders' aggregate commitment to $500 million.

During the first quarter of 2016, capital spent for drilling and completion was $76 million, capital spent for infrastructure was $5 million and capital spent for non-operated properties was $4 million. A portion of capital spent during the first quarter of 2016 was related to fourth quarter of 2015 activities. The Company spent an additional $19 million on acquisitions during the first quarter of 2016.

FULL YEAR 2016 GUIDANCE

Below is Diamondback's full year 2016 guidance, which has been updated to account for the increased production guidance range of 34.0 to 38.0 Mboe/d, up from prior range of 32.0 to 38.0 Mboe/d. As a result of increased completion activity, the Company now expects to complete 35 to 70 gross horizontal wells in 2016, up from prior range of 30 to 70 gross horizontal wells. Diamondback has also lowered its LOE per boe guidance for 2016 to a range of $5.50 to $6.50 per boe, down from prior range of $6.00 to $7.00 per boe.

2016 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total Net Production – MBoe/d	34.0 – 38.0	6.0 – 6.5

Unit costs ($/boe)
Lease operating expenses, including workovers	$5.50 - $6.50	n/a
Gathering & Transportation	$0.50 - $1.00	$0.25-$0.50
G&A
Cash G&A	$1.00 - $2.00	$0.50-$1.50
Non-cash equity-based compensation	$1.50 - $2.50	$2.00-$3.00
DD&A	$13.00 - $15.00	$14.00-$16.00
Interest expense (net of interest income)	$2.50 - $3.50

Production and ad valorem taxes (% of revenue)(a)	8.0%	8.0%

($ - million)
Gross horizontal well costs(b)	$5.0 - $5.5	n/a
Horizontal wells completed (net)	35 – 70 (29 – 58)

Capital Budget ($ - million)
Horizontal drilling and completion	$210 - $315	n/a
Infrastructure	$25 - $35	n/a
Non-op and other	$15 - $25	n/a
2016 Capital Spend	$250 - $375	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

(b)	Assumes a 7,500’ average lateral length.

CONFERENCE CALL
Diamondback and Viper will host a joint conference call and webcast for investors and analysts to discuss their results for the first quarter of 2016 on Wednesday, May 4, 2016 at 9:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 98468585. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 4, 2016 through Monday, May 9, 2016 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 98468585. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas Company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback’s activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including specifically the statements regarding the acquisitions announced above. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Oil, natural gas liquids and natural gas	87,481	101,401
Operating Expenses
Lease operating expense	18,223	22,456
Production and ad valorem taxes	7,962	8,395
Gathering and transportation expense	2,789	1,030
Depreciation, depletion and amortization	42,069	59,677
Impairment of oil and natural gas properties	30,816	—
General and administrative	12,979	8,236
Asset retirement obligation accretion expense	246	170
Total expenses	115,084	99,964
Income (loss) from operations	(27,603)	1,437
Other income	563	515
Net interest expense	(10,013)	(10,497)
Non-cash loss on derivative instruments	(3,691)	(25,206)
Gain (loss) on derivative instruments	5,117	43,560
Total other income (expense), net	(8,024)	8,372
Income (loss) before income taxes	(35,627)	9,809
Provision for income taxes	—	3,370
Net income (loss)	(35,627)	6,439
Less: Net income (loss) attributable to noncontrolling interest	(2,715)	590
Net income (loss) attributable to Diamondback Energy, Inc.	(32,912)	5,849

Basic earnings per common share	$(0.46)	$0.10

Diluted earnings per common share	$(0.46)	$0.10

Weighted average number of basic shares outstanding	71,026	58,386

Weighted average number of diluted shares outstanding	71,026	58,626

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

		Three Months Ended March 31,
		2016	2015
	Production Data:
	Oil (MBbl)	2,635	2,132
	Natural gas (MMcf)	2,317	1,599
	Natural gas liquids (MBbls)	465	359
	Oil Equivalents (1)(2) (MBOE)	3,486	2,757
	Average daily production(2) (BOE/d)	38,308	30,636
	% Oil	76%	77%

	Average sales prices:
	Oil, realized ($/Bbl)	$29.99	$43.59
	Natural gas realized ($/Mcf)	$1.74	$2.72
	Natural gas liquids ($/Bbl)	$9.54	$11.53
	Average price realized ($/BOE)	$25.09	$36.78
	Oil, hedged(3) ($/Bbl)	$31.94	$64.01
	Average price, hedged(3) ($/BOE)	$26.56	$52.57

	Average Costs per BOE:
	Lease operating expense	$5.23	$8.14
	Production and ad valorem taxes	2.28	3.04
	Gathering and transportation expense	0.80	0.37
	General and administrative - cash component	1.33	1.20
	Total operating expense - cash	$9.64	$12.75

	General and administrative - non-cash component	$2.39	$1.79
	Depreciation, depletion, and amortization	12.07	21.64
	Interest expense	2.87	3.81
	Total expenses	$17.33	$27.24

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects include realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) plus non-cash (gain) loss on derivative instruments, net, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. plus non-cash (gain) loss on derivative instruments, net, impairment of oil and gas properties and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(35,627)	$6,439
Non-cash loss on derivative instruments, net	3,691	25,206
Interest expense	10,013	10,497
Depreciation, depletion and amortization	42,069	59,677
Impairment of oil and gas properties	30,816	—
Non-cash equity-based compensation expense	11,114	7,063
Capitalized equity-based compensation expense	(2,764)	(2,139)
Asset retirement obligation accretion expense	246	170
Income tax provision	—	3,370
Consolidated Adjusted EBITDA	$59,558	$110,283
EBITDA attributable to noncontrolling interest	(1,421)	(1,752)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$58,137	$108,531

Adjusted net income is a performance measure used by management to evaluate performance, prior to non-cash (gains) losses on derivative instruments, impairment of oil and gas properties and related income tax adjustments.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2016	2015
Net income (loss) attributable to Diamondback Energy, Inc.	$(32,912)	$5,849
Plus:
Non-cash loss on derivative instruments, net	3,691	25,206
Impairment of oil and gas properties	30,816	—
Income tax adjustment for above items*	—	(8,660)
Adjusted net income attributable to Diamondback Energy, Inc.	$1,595	$22,395

Adjusted net income per common share:
Basic	$0.02	$0.38
Diluted	$0.02	$0.38
Weighted average common shares outstanding:
Basic	71,026	58,386
Diluted	71,026	58,626
*The tax impact is computed utilizing the Company's effective federal and state income tax rates. The income tax rate for the three months ended March 31, 2016 was approximately 0% while it was approximately 34% for the three months ended March 31, 2015.

Diamondback Energy, Inc.
Derivatives Information
(unaudited)

	Average Bbls	Average
Oil Swaps	Per Day	Price per Bbl
2016
Second Quarter - WTI	2,000	42.68
Third Quarter - WTI	3,000	43.52
Fourth Quarter - WTI	3,000	43.52

2017
First Quarter - WTI	3,000	45.86
Second Quarter - WTI	3,000	45.86
Third Quarter - WTI	3,000	45.86
Fourth Quarter - WTI	3,000	45.86

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com